Exhibit (a)(6)

DWS INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

DWS International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified the three hundred million (300,000,000) shares of the authorized but undesignated shares of capital stock of the Corporation as a new Series of shares of capital stock, such Series being designated the “DWS Diversified International Equity Fund” Series.

SECOND:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has further designated and classified the three hundred million (300,000,000) shares of the DWS Diversified International Equity Fund Series designated and classified pursuant to Article First above into six Classes of shares, each Class consisting of eighty million (50,000,000) shares, and such Classes being designated as Class A shares, Class B shares, Class C shares, Class R shares, Class S shares and Institutional Class shares, respectively.

THIRD:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents ($24,479,238.88), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series                                                          Classes                                                          Number of Shares

DWS International Fund                                                                                                                                620,595,597

Class A shares                                                                 100,000,000
Class B shares                                                                    50,000,000
Class C shares                                                                    20,000,000
Class S shares                                                                  200,595,597
Class AARP shares                                                        100,000,000
Institutional Class shares                                                50,000,000
Investment Class shares                                                100,000,000

DWS Latin America Equity Fund                                                                                                                 340,000,000

Class A shares                                                                   50,000,000
Class B shares                                                                    50,000,000
Class C shares                                                                    20,000,000
Class M shares                                                                   20,000,000
Class S shares                                                                   100,000,000
Class AARP shares                                                         100,000,000

DWS World Dividend Fund                                                                                                                           420,000,000

Class A shares                                                                    50,000,000
Class B shares                                                                     50,000,000

Class C shares                                                                   20,000,000
Class S shares                                                                  100,000,000
Class AARP shares                                                        100,000,000
Institutional Class shares                                              100,000,000

DWS Emerging Markets
Equity Fund                                                                                                                                                      420,000,000

Class A shares                                                                   50,000,000
Class B shares                                                                    50,000,000
Class C shares                                                                    20,000,000
Class S shares                                                                   100,000,000
Class AARP shares                                                          100,000,000
Institutional Class shares                                                100,000,000

DWS Dreman International
Value Fund                                                                                                                                                         320,000,000

Class A shares                                                                    80,000,000
Class C shares                                                                     80,000,000
Institutional Class shares                                                  80,000,000
                                Class S shares                    80,000,000

Undesignated                                                                                                                                    327,328,291

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents ($24,479,238.88), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series                                                         Classes                                                             Number of Shares

DWS International Fund                                                                                                                                620,595,597

Class A shares                                                                100,000,000
Class B shares                                                                  50,000,000
Class C shares                                                                  20,000,000
Class S shares                                                                200,595,597
Class AARP shares                                                      100,000,000
Institutional Class shares                                              50,000,000
Investment Class shares                                              100,000,000

DWS Latin America Equity Fund                                                                                                               340,000,000

Class A shares                                                                   50,000,000
Class B shares                                                                    50,000,000
Class C shares                                                                    20,000,000
Class M shares                                                                   20,000,000
Class S shares                                                                  100,000,000
Class AARP shares                                                        100,000,000

DWS World Dividend Fund                                                                                                                       420,000,000

Class A shares                                                                    50,000,000
Class B shares                                                                     50,000,000
Class C shares                                                                    20,000,000
Class S shares                                                                   100,000,000
Class AARP shares                                                         100,000,000
Institutional Class shares                                               100,000,000

DWS Emerging Markets
Equity Fund                                                                                                                                                      420,000,000

Class A shares                                                                   50,000,000
Class B shares                                                                    50,000,000
Class C shares                                                                   20,000,000
Class S shares                                                                  100,000,000
Class AARP shares                                                        100,000,000
Institutional Class shares                                              100,000,000

DWS Dreman International
Value Fund                                                                                                                                                        320,000,000

Class A shares                                                                    80,000,000
Class C shares                                                                    80,000,000

Institutional Class shares                                                          80,000,000
                     Class S shares                            80,000,000

DWS Diversified International
Equity Fund                                                                                                                          300,000,000

Class A shares                                                                          50,000,000
Class B shares                                                                           50,000,000
Class C shares                                                                           50,000,000
Class R shares                                                                           50,000,000
Class S shares                                                                            50,000,000
Institutional Class shares                                                         50,000,000

Undesignated                                                                                                                                                               27,328,291

FOURTH:  A description of the DWS Diversified International Equity Fund, and of each Class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

(a)           Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the Classes of the DWS Diversified International Equity Fund, the shares of the DWS Diversified International Equity Fund shall be identical in all respects with the shares of the Corporation’s other Series, except that six (6) Series of shares, as opposed to five (5), now exist.

(b)           Except as provided in the Charter of the Corporation, the Class A, Class B, Class C, Class R, Class S and Institutional Class share Classes of the DWS Diversified International Equity Fund Series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the other Classes of the Corporation’s other Series.

FIFTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SIXTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on November 19, 2010, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of January, 2011; and its Vice President acknowledges that these Articles Supplementary are the act of DWS International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                                DWS INTERNATIONAL FUND, INC.

/s/Rita Rubin                                                                /s/John Millette
Name:           Rita Rubin                                               Name:  John Millette
Position:  Assistant Secretary                                   Position: Vice President and Secretary